Exhibit 99.1

Contact:

Liz DeCastro

Iridium Communication Inc.

Liz.DeCastro@iridium.com

+1-301-571-6257

Iridium and GHL Acquisition Announce Close of Transaction and Stock Offering

BETHESDA, MD, and NEW YORK, NY, September 29, 2009 – Iridium Holdings LLC (“Iridium Holdings”) and GHL Acquisition Corp. (“GHL Acquisition”) today announced the close of their transaction. Effective immediately, GHL Acquisition’s new name is Iridium Communications Inc. (“Iridium”), trading on the NASDAQ Global Select Market under the ticker symbols IRDM (common stock), IRDMW (warrants) and IRDMU (units). Additionally, Iridium announces the close of its offering of 16,000,000 newly issued shares of common stock.

“This is an important milestone in the life of Iridium, as we take the first critical step toward securing the funding required for development and launch of our next generation satellite constellation, becoming a public company and establishing the transparency expected of a company that serves the critical interests of businesses globally,” said Matthew J. Desch, chief executive officer of Iridium. “I especially want to thank the extraordinary team of Iridium employees and our growing network of value-added partners who are the driving force behind Iridium’s success, as well as our investors for their faith in us.”

“Iridium is a strong company and an innovative competitor,” said Robert H. Niehaus, chairman of the board of directors of Iridium. “Today, with the close of this transaction,  Iridium has a market cap of more than $785 million and a strong balance sheet with substantial cash.  It marks the beginning of a very exciting time in the life of this very dynamic company.”

About Iridium

Iridium is the only provider of mobile satellite communications services offering 100% global coverage. Iridium’s constellation operates in a low-earth orbit and its satellite network provides communication services to regions of the world not served by wireless or wireline networks. Iridium offers voice and data communications services to the U.S. and foreign governments, businesses, non-governmental organizations and consumers via its constellation of 66 in-orbit satellites, seven in-orbit spares and related ground infrastructure. Iridium’s commercial end-user base includes the emergency services, maritime, government, utilities, oil and gas, mining, leisure, forestry, construction and transportation markets. Iridium’s products and related applications are installed in unmanned aerial vehicles, helicopters, commercial aircrafts, marine vessels, and ground vehicles. Iridium has launched a major development program for its next generation constellation, Iridium NEXT, which will support new and existing Iridium product and service offerings. Iridium is headquartered in Bethesda, MD.

Forward-Looking Statements and Other Disclosure

This press release contains, and Iridium’s management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry, market and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.  Iridium’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, Iridium undertakes no obligation to update forward-looking statements.